UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2021, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the adoption of the Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Equity Incentive Plan (the “2021 Plan”). The 2021 Plan amends and restates the 2012 Amended and Restated Stock Incentive Plan (the “Prior Incentive Plan”).

The 2021 Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock, restricted stock units, and performance-based cash and stock awards to any of the Company’s or its subsidiaries’ present or future directors, officers, employees, consultants, or advisers. The 2021 Plan gives the Compensation Committee of the Board the maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.

Subject to adjustments as required or permitted by the 2021 Plan’s terms, under the 2021 Plan, the Company may issue a total of (1) 35,000,000 shares of the Company’s common stock, $0.01 par value per share, plus (2) the number of shares of the Company’s common stock reserved under the Prior Incentive Plan of which 1,302,510 shares of the Company’s common stock remained available for issuance as of February 28, 2021, plus (3) the number of shares of common stock granted under the Company’s 2005 Stock Incentive Plan, as amended and restated, that would be considered “Lapsed Awards” (as more fully described below) had they been granted under the 2021 Plan.

The following shares are not taken into account in applying the limitations set forth above: (1) shares covered by awards that expire or are canceled, forfeited, settled in cash, or otherwise terminated; (2) shares delivered to the Company or withheld by the Company for the payment or satisfaction of purchase price or tax withholding obligations associated with the exercise or settlement of an award; and (3) shares covered by stock-based awards assumed by the Company in connection with the acquisition of another company or business (collectively, “Lapsed Awards”).

The foregoing description of the 2021 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. In addition, a description of the material terms of the 2021 Plan was included in the Company’s definitive proxy statement for the Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2021, as well as the supplement to such proxy statement, which was filed with the SEC on April 2, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 5, 2021, the Company held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the meeting.

1.    The Company’s stockholders elected the following nominees for director to serve as Class I directors for a term expiring in 2023 or until her or his successor shall have been elected and qualified.

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
C. William Eccleshare	341,795,594	36,665,817	40,096,777
Lisa Hammitt	363,430,401	15,031,010	40,096,777
Mary Teresa Rainey	354,092,333	24,369,078	40,096,777

2.    The advisory resolution on executive compensation was approved.

Proposal 2: Approval of the advisory (non-binding) resolution on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
358,602,142	19,022,756	836,513	40,096,777

3.    The adoption of the Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Equity Incentive Plan was approved.

Proposal 3: Approval of the adoption of the Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
363,414,635	14,239,208	807,568	40,096,777

4.    The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified.

Proposal 4: Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
416,021,347	2,344,247	192,594	N/A

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to the Clear Channel Outdoor Holdings, Inc. definitive proxy statement on Schedule 14A for its 2021 Annual Meeting of Stockholders filed on March 17, 2021).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: May 5, 2021	By:	/s/ Brian D. Coleman
	Name:	Brian D. Coleman
	Title:	Chief Financial Officer and Treasurer